                                                                    EXHIBIT 10.8
                          STI5505 DEVELOPMENT CONTRACT
                          ----------------------------

This Contract is entered on February 1, 1999 (the "Effective Date")
                            ----------------

By

ST Microelectronics SA, a company duly organized and existing under the laws of France having its registered office at 7, avenue Gallieni, 94253 Gentilly Cedex (France) represented herein by Philippe Lambinet who is authorized to conclude this Contract.

Hereinafter referred to as "ST"

And

QUADRANT INTERNATIONAL, a company duly organized and existing under the laws of the Commonwealth of Pennsylvania, USA having its registered office at 1 Great Valley Parkway, Malvern, PA 19355 USA, represented herein by Frank Wilde who is authorized to conclude this Contract.

Hereinafter referred to as "QI"

PREAMBLE:

WHEREAS, QI develops software products and has expertise to develop software for its clients. ST wishes to engage QI to perform certain development services and QI wishes to perform such design development services in accordance with the provisions of this Contract.

NOW, THEREFORE, intending to be legally bound, and in consideration of the mutual promises set forth in this Contract, the Parties agree as follows:

SECTION 1: DEFINITIONS
----------------------

For the purpose of this Contract, the following words and phrases shall have the following meanings:

     1.1  "Affiliate" means an entity controlling, controlled by, or under
           ---------
common control with ST. Control exists when an entity owns or controls more than fifty percent (50%) of the outstanding shares or securities representing the right to vote for the election of directors or other managing authority or another entity.

     1.2  "Contract" means this agreement and all the appendixes annexed to this
           --------
Contract as he same may be amended from time to time in accordance with the provisions hereof. "Hereof," "hereto" and "hereunder" and similar expressions mean and refer to this Contract and not to any particular section or subsection (either referred to herein as "Section").

     1.3  "Customers" means any Person other than ST or an ST Affiliate to which
           ---------
ST or an ST Affiliate sells a Product.


CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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     1.4  "Deliverables" shall mean the specific materials, devices, Software,
           ------------
Platform and/or other deliverables described as such in the Statement of Work.

     1.5  "Derivative" means (a) for copyrightable or copyrighted material
           ----------
(including materials subject to mask work rights), a work which is based upon one or more preexisting works (or portions of preexisting works), such as a revision, modification, translation, abridgment, condensation, expansion, collection, compilation, or any other form in which such preexisting works may be recast, transformed, or adapted; (b) for patentable or patented materials, any adaptation, addition, improvement, or combination based on a preexisting work; and (c) for material subject to trade secret protection, any new material, information, or data relating to and derived from such existing trade secret material, including new material which may be subject to protection under copyright law, patent law, trade secret law, or other intellectual property laws.

     1.6  "Documentation" shall mean user manuals and other written materials
           -------------
that relate to the Deliverables. Documentation shall include any maintenance, modifications, enhancements, and updates to such Documentation.

     1.7  "Intellectual Property Rights" means (a) all Patent Rights; (b) all
           ----------------------------
trade secret rights arising under the laws of any jurisdiction; (c) all United States and foreign semiconductor mask work rights and registrations for such rights; and (d) all copyright rights and all other literary property and author rights, whether or not copyrightable, and all copyrights and copyrighted interests, including renewals thereof, but will not include any rights in any trademarks, trade names, service marks, logos, trade dress and/or the goodwill associated therewith. "Patent Rights" means all United States and foreign letters patent and applications for letters patent, industrial models, industrial decisions, utility models, certificates of invention, and other indicia of invention ownership, including any such rights granted upon any reissue, division, continuation or continuation-in-part applications now or hereafter filed.

     1.8  "Object Code" means the machine readable form of computer programming
           -----------
code as opposed to the human readable form of computer programming code.

     1.9  "Parties" shall mean ST and QI.
           -------

     1.10 "Party" shall mean one of the Parties.
           -----

     1.11 "Person" means any individual, sole proprietorship, joint venture,
           ------
partnership, corporation, association, trust estate, governmental agency, regulatory agency, regulatory authority, or any other entity.

     1.12 "Platform" shall mean the system to be developed by QI and delivered
           --------
to ST in accordance with the Statement of Work.

     1.13 "Product" shall mean any STi5505 or STi5508 that incorporates any QI
           -------
Deliverable.

     1.14 "Project" shall mean the realization of the Services and the delivery
           -------
of the same and its acceptance by ST.

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

     1.15  "Proprietary Items" means all of the following, whether provided to
            -----------------
ST orally, in written form or otherwise and provided that if contained in written or tangible form is marked as "Internal Use Only," "Proprietary," "Confidential," or similar words; and if orally disclosed a reasonable summary of same is reduced to a writing marked as "Proprietary," "Confidential," or similar words; the writing is delivered to ST within thirty (30) days of the first disclosure to ST: (a) all Software, (b) any information, technical data, trade secrets, or know-how, including, but not limited to, that which relates to QI's research. product plans, products, services, customers, markets, software, hardware, developments, inventions, discoveries, procedures, methods, experimental techniques, processes, designs, drawings, blueprints, specifications, patent applications, engineering, hardware and software configuration information, processes, methods, materials, sources of supply and fees; (c) all information relating to QI's past, present and future marketing and business activities; (d) all information regarding QI's prior, current and prospective customers and suppliers, including but not limited to, each customer's or supplier's name, address and other identifying information, all information regarding the products or services sold to or purchased from each such customer or supplier, and all information regarding the business relationship and business transactions between QI and each such customer and supplier; and (e) all information that is provided by or on behalf of QI to ST which is specified as being confidential. Proprietary Items expressly includes any and all information derived from the foregoing Proprietary Items and all compilations and copies thereof. Notwithstanding the foregoing, Proprietary Items will not include any information (i) which was known to ST prior to its disclosure by QI (as evidenced by contemporaneous written records maintained in the ordinary course of business) and not the subject of any other confidentiality obligation owed to QI, (ii) which is currently or subsequently becomes part of the public domain through no fault of ST, (iii) which is disclosed to ST by any Person who is not bound by an obligation to maintain such information in confidence, or (iv) which was independently developed or created by ST without reference to any Proprietary Items (as evidenced by contemporaneous written records maintained in the ordinary course of business).

     1.16  "QI Deliverables" shall mean the specific Deliverables identified as
            ---------------
QI Deliverables: in the Statement of Work, (ii) in an executed Change Request under Section 2.5, or (iii) as part of a Customer Customization agreed to under
Section 6.

     1.17  "Services" shall mean the services described in the Statement of
            --------
Work.

     1.18  "Software" shall mean the program in Object Code and the
            --------
Documentation to be developed by QI in accordance with the Statement of Work.

     1.19  "Statement of Work" is set out in Appendix 1 of this Contract.
            -----------------

     1.20  "ST Deliverables" shall mean the specific Deliverables identified as
            ---------------
ST Deliverables in the Statement of Work.

     1.21  "STi5508 Port Payment" shall mean the actual costs incurred by QI to
            --------------------
port the Software to the STi5508.

     1.22  "Unit" shall mean a single Product.
            ----

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     1.23  As used herein, the terms "sale," "sell," or "sold" (and other conjugated forms of the verb "to sell") in the context of a copy of any software product or the context of the technology in the Product means the sale, or other disposition, of a license for a copy of such software or technology.

SECTION 2:  WORK TO BE PERFORMED
--------------------------------

     2.1 QI undertakes to perform the Services in accordance with the terms and conditions of this Contract. QI shall use its commercially reasonable efforts to meet the schedules and time of realization of the Services as set forth in the Statement of Work.

     2.2 QI will keep ST regularly informed of the development of the Services. The Parties shall conduct periodic progress reviews until ST's final acceptance of the QI Deliverables. Such progress reviews shall be conducted as requested by ST and may be in the form of conference calls and/or meetings between ST and QI.

     2.3 Both Parties agree to designate an Administrative Manager, and a Technical Manager from their respective companies. These individuals will use reasonable efforts in coordinating the continuing development of objectives, related scheduling and resource allocation in respect of the provision of the Services.

           (a) Administrative Manager at ST is: Christophe Hubert located at ST Microelectronics, Avenue des Martyrs, B.P. 217, F-38019 Grenoble, France Tel#
(33)-4- 76-58-55-45 and Fax# (33)-4-76-58-42-11.

           (b) Technical Manager at ST is: Michel Aubert located at ST Microelectronics, Avenue des Martyrs, B.P. 217, F-38019 Grenoble, France Tel#
(33)-4- 76-58-43-59 and Fax# (33)-4-76-58-41-23.

           (c) Administrative Manager at QI is: Sharon Taylor located at Quadrant International, 1 Great Valley Parkway, Malvern, PA 19355, U.S.A. Tel#
(1)-610-251-9999 and Fax# (1)-610-722-9747.

           (d) Technical Manager at QI is: Hendrik Horak located at Viona Development, Karlstr. 27, D-76133 Karlsruhe, Germany Tel# (49)-721-913-440 and Fax# (49)-721-913-4499.

Either Party may change its respective Administrative Manager or Technical Manager, from time to time, upon notice to the other Party.

     2.4 ST may withhold acceptance of any QI Deliverables or part thereof if it reasonably concludes that the QI Deliverable is not in material compliance with the specifications for such QI Deliverable set forth in the Acceptance Criteria specified in the Statement of Work and/or the specifications for such QI Deliverable prepared by QI and which specifications were accepted by ST under the Statement of Work or otherwise. ST may reject any QI Deliverable or part thereof, within (20) days after QI's delivery to ST, in accordance with the foregoing sentence, by giving written notice to QI of such rejection and setting forth in reasonable detail the reasons therefor, including a description of how such QI Deliverable is not in material compliance with the relevant specifications. Failure of ST to so notify QI within the said period shall be deemed as acceptance. Upon delivery of a rejection notice, QI shall commence work to correct the failures specified in such notice and shall use its good faith reasonable efforts to correct such failures in a timely fashion so that the QI Deliverable meets the relevant specifications. When QI believes it has made the necessary corrections QI will again deliver the QI Deliverable to ST and the acceptance/rejection/correction provisions above shall be reapplied until the QI Deliverable is accepted; provided, however, that upon the third or any subsequent rejection, or if the corrections are not made within sixty (60) days of initial rejection, ST may terminate this Contract by delivering written notice to QI. Notwithstanding the foregoing, acceptance of a QI Deliverable shall be deemed to have occurred if ST sells, ships, bills, and/or is paid for a product incorporating such QI Deliverable.

     2.5 Each Party may request a change to the Project, and for such purpose shall submit in writing a "Change Request" to the other Party's Administrative and Technical Managers describing in detail the requested change and the reason for such request. Within fifteen (15) days (or such longer period as agreed by the Parties) after the receipt of such Change Request, the Parties shall discuss the necessity and/or desirability of the Change Request and the resulting, adjustments to the Statement of Work. When both Parties' Technical Managers have executed the Change Request describing the Change, its implementation and the agreed upon adjustments, QI shall commence performance in accordance with such Change Request. Each Change Request executed by the Parties' Technical Manager as described above shall be incorporated into and constitute an amendment to this Contract.

SECTION 3: DELIVERY
-------------------

          Once the QI Deliverables have been accepted by ST, delivery of the QI Deliverables shall be deemed completed.

SECTION 4: LICENSE GRANTS
-------------------------

     4.1 QI hereby grants ST a perpetual (except as provided in Section 11.3), worldwide, non-exclusive rights to: use the QI Deliverables, in Object Code form only, in connection with the manufacture, use, offering for sale, sale and distribution of Products to Customers, and to make, have made, use, offer for sale, sell, and otherwise distribute the Products to Customers which incorporate the QI Deliverables in Object Code form. QI may, solely within QI's discretion and on a case-by-case basis, make available to Customers (but not to ST) certain portions of the Source Code for the QI Deliverables, on terms and conditions that are satisfactory to QI.

     4.2 ST shall have the right to extend the license granted in this Section 4 to ST's Affiliates. Any such Affiliates shall be bound by the same terms and conditions in this Contract and ST shall remain responsible for the payment of any and all royalties relating to such Affiliates.

     4.3 ST grants to QI a non-exclusive, worldwide, revocable, non-transferable, non-sublicensable, royalty-free license to use the technical information, including the Intellectual

Property Rights therein, delivered by ST to enable QI to perform its obligations under the provisions of Section 2 above.

SECTION 5: CONSIDERATION AND PAYMENT
------------------------------------

     5.1 In full consideration for the Services (including the services set forth in Section 10 below) undertaken pursuant to this Contract and the rights granted to ST hereunder, ST shall pay to QI:

          (a) * as a non-refundable NRE, representing payment for certain of the Services performed by QI on behalf of ST prior to the date of this Contract. QI hereby acknowledges its receipt of the payment from ST under this Section 5.1(a); and

          (b) * as a non-refundable NRE upon QI's delivery to ST and ST's acceptance of a demo of the Platform, in accordance with Section 4.2(iii) of the Statement of Work. Such payment shall be made within sixty (60) days from the date of receipt by ST of the relevant invoice; and

          (c) The STi5508 Port Payment as a non-refundable NRE upon QI's delivery to ST and ST's acceptance of the port of the Software to the STi5508. It is understood that the port will include support of new functionalities of the STi5508 versus those in the STi5505. Such STi5508 Port Payment, * shall be made within sixty (60) days from the date of receipt by ST of the relevant invoice; and

          (d) The greater of: (i) * of any actual Customer Customizations Payment to ST (refer to the Estimated Customization Fee Schedule attached as Appendix 3 for estimated costs) or (ii) * as a non-refundable NRE upon QI's delivery to ST and ST's acceptance of Customer Customizations, unless otherwise agreed and superseded by an addendum. Such payment shall be made within sixty
(60) days from the date of receipt by ST of the relevant invoice; and

          (e) During the term of this Contract, and at all times thereafter, royalties based on ST's sale of each Unit. The royalty rate, subject to the exceptions in the Appendix 2 and Appendix 3 hereto, shall be as follows:

                  Cumulative Volume                    Royalty Per Unit
                  -----------------                    ----------------
                  *                                    *

     5.2 Any customization work done by QI on the behalf of ST and/or a Customer under this Contract will be paid in the form of a non-refundable NRE, unless otherwise agreed and superseded by an addendum.

     5.3  Royalty Payments by ST.  During the term of this Contract and at all
          ----------------------
times thereafter, ST shall pay QI royalties under Section 5.1(e), within sixty
(60) days after the end of each calendar quarter (ending on March 31, June 30, September 30 and December 31), for sales of Products during such quarter. All royalties due QI hereunder shall accrue when Products are



[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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sold, shipped, billed and/or paid for, whichever occurs first. For the avoidance of doubt, no royalty will be due to QI when the STi5505/STi5508 is sold without any QI Deliverables embedded in the STi5505/STi5508.

     5.4  Reports.  In addition to the quarterly royalty payment described in
          -------
Sections 5.1(e) and 5.3, ST shall also provide QI with a written summary of Unit sales during, such calendar quarter.

     5.5  Taxes, Duties, Levies, VAT.
          --------------------------

          (a) ST shall pay all taxes, duties, levies, handling charges and other fees (other than QI's direct net income taxes) imposed or levied against or incurred by either ST or QI under any law now or hereafter in effect, levied or based upon the license, delivery, shipment, import, export, manufacture or ST's possession or use of the software licensed hereunder or upon the grant of the licenses contemplated by this Contract or the exercise thereof or based upon or measured by the royalty or payment thereof or any part thereof. It is understood and agreed that if ST is required by any governmental authority to withhold any portion of the royalty prescribed herein and pay over such portion to such governmental authority, then such monies retained by ST and paid over to the governmental authority shall be deemed to be a payment by ST to QI in satisfaction and to the extent, of that portion of ST's obligation under this Contract, provided, however, that ST promptly furnish QI with official government receipts as evidence of each such payment.

          (b) If any Governmental authority requires that value added tax ("VAT") is to be levied on payments hereunder, ST will be solely responsible for payment of said VAT levies.

     5.6  Audit Rights and Adjustments.
          ----------------------------

          (a) ST shall keep its books and records showing the manufacture, sale or other disposition of all Products, and otherwise concerning ST's rights and obligations under this Contract, in accordance with generally accepted accounting practices. The books of account and other records shall be kept in sufficient detail to enable the royalty payments payable hereunder to be properly ascertained.

          (b) QI shall have the right for representatives of a firm of independent accountants, who shall have signed an appropriate nondisclosure agreement, to which ST shall not unreasonably object ("Auditors"), to make an examination and audit, by prior appointment agreed between the Parties, such agreement not to be unreasonably withheld, during normal business hours, not more frequently than once annually during the time ST is required to make royalty payments to QI hereunder and for one year thereafter, of all records and accounts as may under recognized accounting practices contain information bearing upon the QI sales revenue and the number of Products sold by ST under this Contract. The Auditors will report to QI only upon whether the royalties paid to QI by ST were or were not correct, and if incorrect, what are the correct amounts for the royalties, and the amount of time of such delinquency so that interest due thereon may be calculated. ST shall be supplied with a copy of or sufficient extracts from any report prepared by the Auditors. The Auditors' findings shall (in the absence of clerical or manifest error) be final and binding on the Parties. If QI has a good faith belief that its Auditors have made a clerical or manifest error, then QI shall have the right, within thirty (30) days after the first audit, to have a second audit performed, on the same terms and conditions set forth above, for the purpose of verifying the accuracy of the first audit. Such audit(s) shall be at QI's expense unless it reveals an underpayment of royalties of five percent (5%) or more in which case ST shall reimburse QI for the costs of such audit; provided, however, that ST shall not be responsible in any event for bearing the cost of a second audit that may be performed to verify the accuracy of the first audit. ST will make prompt adjustment to compensate for any errors or omissions disclosed by any such examination and certification of ST's records, or which otherwise come to the attention of ST. ST shall pay interest on any such payment adjustments in accordance with Section 5.7.

     5.7  Interest.  Any payment which is delayed for more than thirty (30) days
          --------
beyond the due date shall be subject to an interest and service charge of one percent (1%) per month, compounded monthly from the date such payment first became due until paid, to the extent allowed by law.

     5.8  Payment Method.  AU payments made hereunder shall be made in United
          --------------
States currency, by wire transfer, check, or other reasonable payment means and to such United States bank account(s) indicated by QI in writing from time to time.

     5.9  Blocked Funds.  In the event that ST shall be prohibited or restricted
          -------------
from making payment of any monies at the time when the same are due and payable to QI hereunder by reason of the laws or currency regulations, ST shall promptly so advise QI in writing. ST shall, upon QI's request in writing: (a) deposit any such blocked funds to the credit of QI in a bank or banks or other depository designated in writing by QI or (b) pay such funds to such entities as QI may designate in writing.

SECTION 6: CUSTOMIZATIONS
-------------------------

          If a Customer or prospective Customer requires that the Software or other portion of the Platform be customized to meet such Customer's or prospective Customer's requirements ("Customer Customizations"), then QI, ST, and the Customer or prospective Customer will meet and confer in good faith to discuss the matter, including the payment for such Customer Customizations ("Customer Customizations Payment"). Unless and until QI, ST, and the Customer or prospective Customer reach an appropriate agreement concerning the matter, QI shall have no obligation to undertake any customization services on behalf of a Customer or prospective Customer.

SECTION 7: TRAVEL REIMBURSEMENTS
--------------------------------

     7.1 ST shall reimburse QI for the cost of one (1) trip to Grenoble for the training of ST engineers; provided, however, that such reimbursement shall not exceed five thousand U.S. dollars (US$5,000).

     7.2 ST shall reimburse QI for the cost of two (2) sales trips to Asia: provided, however, that such reimbursement shall not exceed five thousand U.S. dollars (US$5,000) per trip.

SECTION 8: OWNERSHIP
--------------------

          Intellectual Property Rights arising, developed or delivered hereunder shall be owned as follows: Intellectual Property Rights originated, discovered or developed by ST. shall be owned by ST, and Intellectual Property Rights originated, discovered or developed by QI shall be owned by QI Intellectual Property Rights originated, discovered or developed jointly by both Parties ("Jointly Owned Intellectual Property") shall be jointly owned and each Party shall have the unrestricted right under Jointly Owned Intellectual Property to make, use, sub-license and/or sell any product anywhere in the world, in Object Code form only, without any restriction by the other Party. Both Parties agree to execute without further consideration any and all further documents or assurances as may be necessary to effect the above or to assist one Party in protecting (including the filing of patents) the Jointly Owned Intellectual Property. With respect to Intellectual Property Rights that are subject to copyright protection, such Intellectual Property Rights will only be considered "Jointly Owned Intellectual Property Rights" if the work or works embodying such rights would be considered "joint works," as "joint works" is defined by, and interpreted under the Copyright Act of 1976, as amended, 17 U.S.C. (S) 101. To the extent that any ST owned Intellectual Property Rights or any Jointly Owned Intellectual Property comprise or contain QI owned Intellectual Property Rights or derivative works based upon QI owned Intellectual Property Rights, then ST may only use such rights in connection with the manufacture and sale of Products.

SECTION 9: WARRANTIES - SUPPORT
-------------------------------

     9.1 The "Warranty Period" for ST shall be in effect for * following ST's acceptance of the QI Deliverables incorporated in a Product. The "Warranty Period" for a Customer shall be in effect for * following the date of the first shipment of a Product to such Customer. QI warrants that during the Warranty Period, the Product shall operate in all material respects in accordance with the Documentation therefor. During the Warranty Period, ST/Customer shall promptly notify QI in writing of any instances where the Product does not operate in all material respects in accordance with the Documentation. QI will use its reasonable good faith efforts to remedy the situation within * in accordance with the Documentation and Acceptance Criteria. In the event that QI is unable to remedy the situation within the time frame specified above, QI will provide ST/Customer with a written detailed plan, including a schedule and outlining the problem and possible resolutions.

     9.2 During the Warranty Period, QI will provide, free of charge, the following support services to ST/Customer relating to QI Deliverables:

          (a) Telephone support services to which ST/Customer can ask all questions related to the use of QI Deliverables. QI's engineers or other competent personnel shall use their good faith efforts promptly to address questions from ST/Customer and to return calls to ST/Customer. QI shall render such advice necessary or appropriate to ST/Customer concerning the use of QI Deliverables and, if need be, shall help to identify solutions to bypass problems.




[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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          (b) The forwarding to ST/Customer of any documents and information, other than source code, related to the use of QI Deliverables, which describe solutions to most frequent difficulties, as and when such documents are developed by QI from time to time.

          (c) Such reasonable on-site assistance at the location indicated by ST/Customer, which consists of assisting ST/Customer in defining the problem and obtaining elements necessary to find a solution.

     9.3 The Parties agree to use their good faith efforts to negotiate and agree upon such reasonable terms and conditions for QI to provide support and maintenance, after the Warranty Period, to ST and/or Customers relating to QI Deliverables.

     9.4 QI will use its good faith commercially reasonable efforts to establish direct Customer support services to be provided to Customers worldwide. In connection with such worldwide Customer support services, ST will use its good faith commercially reasonable efforts to make available to QI the facilities of the established worldwide customer service network of ST and of ST Affiliates, and also to provide the resources necessary, as will be agreed to by the Parties, for technical interface with Customers through such established worldwide customer service network.

     9.5 The Parties agree to use their good faith efforts to negotiate and agree upon such reasonable terms and conditions for QI to provide ST with new functionalities of the Software and the documentation therefor.

     9.6 ST DELIVERABLES AS LISTED IN SECTION 4.1 OF THE STATEMENT OF WORK ARE PROVIDED TO QI "AS IS" WITHOUT WARRANTY OF ANY KIND, EITHER EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTY OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, INCLUDING THE WARRANTY THAT ST DELIVERABLES DO NOT OR WILL NOT INFRINGE THE RIGHTS OF A THIRD PARTY.

SECTION 10: TERM AND TERMINATION
--------------------------------

     10.1  Term.  This Contract shall commence on the Effective Date and shall
           ----
continue until terminated as provided herein.

     10.2  Termination of Contract.  This Contract may be terminated at any time
           -----------------------
by a Party for material breach of this Contract by the other Party, if such breaching Party does not cure such breach within thirty (30) days after receiving written notice thereof. The Parties acknowledge that non-payment of royalties or other payments hereunder when due is a material breach. Notwithstanding the foregoing, the cure period for non-payment of royalties or other payments hereunder shall be five (5) days after receipt of written notice of such breach.

     10.3  Termination of License Grant.  Notwithstanding any other provision of
           ----------------------------
this Contract, QI may terminate the rights and license granted to ST under
Section 4 if ST has breached its payment obligations to QI, and QI terminates the Contract in accordance with Section 10.2 for such breaches. Notwithstanding the foregoing, ST and ST's Affiliates and/or their subcontractors shall have the right, after such termination, to sell any Products in inventory at the time of termination, subject to payment of royalty thereon.

     10.4  Survival.  The rights and obligations contained in the following
           --------
sections shall survive any termination or expiration of this Contract: Sections 4 (except as provided in Section 10.3), 5, 8, 11 through 16, and 18 (as applicable).

     10.5  Reservation of Rights and Remedies.  Except as set forth in Section
           ----------------------------------
16.1, upon termination of this Contract for any reason, each Party shall have all rights and remedies available to it in law or in equity with respect to the other Party.

SECTION 11: CONFIDENTIALITY
---------------------------

     11.1  Confidentiality.  ST acknowledges that the Proprietary Items
           ---------------
constitute trade secrets, proprietary property and/or confidential information of QI. Accordingly, at all times during and after the date of this Contract (regardless of whether or not ST and QI are engaged in any business relationship), without the prior written consent of QI:

          (a) All Proprietary Items in ST's possession, will be held in confidence by ST, and ST will not, directly or indirectly, communicate or disclose any Proprietary Items to any Person or permit any Person to have access to or possession of any Proprietary Items, except as necessary in connection with ST's performance of its rights under this Contract. ST agrees that any Person to whom ST discloses any of the Proprietary Items, or who will have access to the Proprietary Items, will have signed a confidentiality agreement, in content substantially similar to the confidentiality provisions of this Contract.

          (b) ST will take all reasonable measures necessary to preserve the confidentiality of the Proprietary Items and to safeguard against unauthorized disclosures and uses of the Proprietary Items, which measures shall include the highest degree of care that ST utilizes to protect its own Proprietary Items of a similar nature. ST agrees to notify promptly QI in writing of any misuse, unauthorized disclosure or misappropriation of Proprietary Items which may come to ST's attention.

          (c) ST will not use or permit the use of any Proprietary Items for any purpose, and ST will not make or retain any copy of any Proprietary Items, except as necessary in connection with its performance under this Contract.

     11.2  Legal Requirement to Disclose.  ST may disclose Proprietary Items to
           -----------------------------
other Persons, but only to the extent required under applicable law or by a government order, decree, regulation or rule, provided that ST gives QI reasonable written notice with sufficient opportunity to seek a protective order prior to such disclosure.

     11.3  Ownership of Propriety Items.  The Proprietary Items are and will be
           ----------------------------
and remain the exclusive property of QI. At QI's request, ST will promptly destroy, erase or deliver to QI all copies of any documents containing any Proprietary Items which are in ST's possession or control or the possession or control of any Person to whom disclosed by or on behalf of ST under this Contract except to the extent that ST is not in breach of this Contract and ST requires such Proprietary Items to obtain the full benefits of its rights granted in this Contract.

     11.4  ST's Proprietary Items.  The provisions of this Section 11 shall
           ----------------------
apply mutatis mutandis to the specifications and any other confidential information provided by ST to QI.

SECTION 12: EXPORTATION OF TECHNICAL DATA OR PRODUCTS
-----------------------------------------------------

           ST shall not, without the prior written consent of QI and the Office of Export Administration, United States Department of Commerce, knowingly re-export, export, or ship, or cause to be re-exported, exported, or shipped, directly or indirectly, any software licensed hereunder, or any related technology, or any direct or indirect product thereof, to any country to which, under the laws of the United States, QI is or may be prohibited from exporting its technology or its direct or indirect product. The provisions of this paragraph shall extend automatically to any other destination to which the U.S. Office of Export Administration at any time during the life of this Contract restricts or prohibits the export of technical data or any direct or indirect product thereof.

SECTION 13: INDEMNIFICATION
---------------------------

     13.1  Mutual.  Each Party agrees to defend, indemnify and hold harmless the
           ------
other Party and its officers, directors, employees, agents and contractors ("Indemnitees") from and against any and all claims, actions, liabilities, obligations, damages, losses, demands, recoveries, deficiencies, costs or expenses, including without limitation, reasonable attorneys fees and expenses, which an Indemnitee may suffer or incur connected with, resulting from or arising out of such Party's breach of its representations, warranties and/or covenants made in this Contract.

     13.2  Licensed Intellectual Property.
           ------------------------------

           (a) QI agrees to defend, indemnify and hold harmless ST from and against any and all claims, actions, liabilities, obligations, damages, losses, demands, recoveries, deficiencies, costs or expenses, including without limitation, reasonable attorneys fees and expenses, which ST may suffer or incur connected with, resulting from or arising out of the infringement or misappropriation of a third party Intellectual Property Right by QI Deliverables. The foregoing indemnity will not apply to any infringement or misappropriation claim arising from (i) any modifications to QI Deliverables wherein the claim arises as a result of such modification and the modification was made by parties other than QI or a Person under QI's control, or (ii) any combination of any QI Deliverables with other products or components where there would be no infringement absent such use with such other products or components (excluding the STi5505/STi5508 and/or other software embedded therein), or (iii) any ST Deliverables or any portion of QI Deliverables made in whole or in part in accordance with ST's specifications.

           (b) Notwithstanding the foregoing, QI shall have no obligation to defend, indemnify or hold ST or any Affiliate harmless under this Contract with respect to any claims, actions, liabilities, obligations, damages, losses, demands, recoveries, deficiencies, costs or expenses connected with, resulting from or arising out of the infringement or misappropriation of any absolutely necessary claim(s) of a patent(s) which reads on an industry standard for which a license to such claim(s) is not available to QI on a reasonable and non-discriminatory basis. An absolutely necessary claim(s) of a patent(s) is a claim(s) which is infringed by the manufacture, import, use or sale of the Product which is compliant with an industry standard, such as the CSS Compliant standard for DVD, because the Product, solely because of the requirement to implement the standard, cannot be manufactured, used, distributed, offered to be sold, sold, imported and/or otherwise transferred without infringing such claim(s). The claim of a third party patent is not an absolutely necessary claim if it would be obvious to one ordinarily skilled in the art that the claim can be designed around and the Product would still be compliant with the industry standard.

           (c) Notwithstanding any provisions of the Contract to the contrary, and without limiting the generality of Section 13.2, unless otherwise agreed and superseded by an addendum, ST shall pay all royalties, licenses or other fees payable to third parties which would be due or payable as a result of the manufacture, use, distribution, offering for sale, sale, import or export of an ST product or an ST Customer product.

     13.3  Requirements.  The indemnification provisions set forth herein are
           ------------
predicated on the indemnitee giving prompt written notice of any claim for which indemnification is required, tender the defense of any such claim to the indemnifying Party, providing full cooperation for such defense at the indemnifying Party's expense, and not settling without the indemnifying Party's prior written approval, not to be unreasonably withheld. The indemnitee may participate in any such defense or settlement with counsel of its own choosing at its own expense.

     13.4  Options.  If any of the software licensed hereunder becomes, or in
           -------
QI's opinion is likely to become, the subject of a claim of infringement, then ST will permit QI, at QI's option and expense, (a) to procure for ST the right to continue using the same under the terms of this Contract, or (b) to replace or modify the same so that it becomes non-infringing and equivalent in function.

     13.5  EXCLUSIVE OBLIGATIONS.  THE PROVISIONS OF THIS SECTION 13 ARE QI'S
           ---------------------
EXCLUSIVE OBLIGATIONS WITH RESPECT TO INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS.

SECTION 14: REPRESENTATIONS AND WARRANTIES
------------------------------------------

     14.1 QI represents and warrants that the QI Deliverables shall meet the technical specifications contained in Statement of Work in all material respects.

     14.2 QI represents and warrants that it has the full right and power to enter into this Contract and grant the licenses contained herein.

     14.3 QI represents and warrants that it has no knowledge that the QI Deliverables infringe any Intellectual Property Right of any third party.

     14.4 ST represents and warrants that it has no knowledge that the Product infringes any Intellectual Property Right of any third party.

     14.5 QI represents and warrants that the QI Deliverables shall be Year 2000 compliant in that a QI Deliverable shall provide and/or receive data within and between the 20th and 21st centuries, provided that all hardware, software and firmware used in connection with the QI Deliverable properly exchanges accurate date data with it.

     14.6 Notwithstanding any other provision of this Agreement to the contrary, QI shall not be liable to ST for any failure or delay in performance under this Contract, or for any breach of any representation or warranty under this Contract to the extent that such failure, delay or breach is due to or results from any problems, errors or deficiencies in the ST Deliverables that ST is delivering under section 4.1 of the Statement of Work or any actual or alleged infringement of any third party intellectual property right by ST Deliverables under section 4.1 of the Statement of Work.

     14.7 EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN QI MAKES NO OTHER WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, WITH REGARD TO ANY SOFTWARE LICENSED HEREUNDER OR ANY PARTS THEREOF, AND THAT QI EXPLICITLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY AND OF FITNESS FOR A PARTICULAR PURPOSE. FURTHER, QI EXPRESSLY DOES NOT WARRANT THAT THE SOFTWARE LICENSED HEREUNDER OR ANY PARTS THEREOF, WILL BE ERROR FREE, WILL OPERATE WITHOUT INTERRUPTION OR WILL BE COMPATIBLE WITH ANY HARDWARE OR SOFTWARE.

SECTION 15: SOURCE CODE ESCROW
------------------------------

Within six (6) months of the Effective Date, QI shall escrow the source code for the Software, together with all documentation reasonably necessary for a programmer skilled in the art to maintain and support the Software (the "Escrowed Materials"), with Data Securities Inc. (the "Escrow Agent"), in accordance with a Source Code Escrow Agreement substantially in the form attached hereto as Appendix 4 or as otherwise agreed by the Parties. All escrow fees shall be boure by ST. An "Insolvency Event" shall be deemed to have occurred if QI has availed itself of, or been subjected to by any third party, a proceeding in bankruptcy in which QI is named debtor; an assignment by QI for the benefit of its creditors; the appointment of a receiver for QI; or any other proceeding involving insolvency or the protection of, or from creditors, and the same has not been discharged or terminated without any prejudice to ST's rights or interests under this Agreement within sixty (60) days. An Insolvency Event shall also be deemed to have occurred if QI does not fulfill its support obligations under Section 9.2; or in the event that the Parties fail to reach agreement, pursuant to Section 9.3, for support and maintenance after the Warranty Period. ST may give written notice by certified mail to the Escrow Agent and QI of the occurrence of an Insolvency Event hereunder. Unless within fifteen (15) days thereafter QI files with the Escrow Agent its affidavit executed by a responsible executive officer clearly refuting the alleged Insolvency Event or showing that the Insolvency Event has been cured, then the Escrow Agent shall upon the sixteenth (16th) day deliver to ST the Escrowed Materials solely for ST's use in maintaining and supporting the Product and not for any other use.

SECTION 16: CHOICE OF LAWS; CONSENT TO JURISDICTION; LIMITATION OF LIABILITY
----------------------------------------------------------------------------

     16.1  Governing Law.  This Contract shall be governed by and construed in
           -------------
accordance with the substantive laws of the state of New York, U.S.A. without regard to its conflict of laws provisions. The Parties shall attempt to resolve any dispute arising in connection with this

Contract amicably by mutual agreement. Any such dispute which cannot be resolved by agreement within a period of sixty (60) days after the date of delivery of a notice describing the dispute referred to as "Notice of Claim" shall be finally settled by an arbitral tribunal consisting of three arbitrators appointed by the Court of Arbitration of the International Chamber of Commerce (ICC). The arbitration tribunal, including all staff, all witnesses, and attending non-Parties, shall be legally bound by agreements and/or orders to prevent disclosure of any information which may be disclosed to them in connection with arbitration proceedings conducted hereunder. The arbitration shall take place in New York, New York in the English language and according to the Rules of conciliation and arbitration of the ICC. The arbitrators shall apply the laws of the state of New York to the merits of the dispute and in all cases shall decide in accordance with the terms of this Contract. The arbitral decision and award shall be final and binding and shall deal with the questions of costs of arbitration an all matters related thereto. For the avoidance of doubt, nothing in this Section 16.1 shall prevent either Party seeking interim injunctive relief from a court of appropriate jurisdiction.

16.2  Limitation of Liability.
      -----------------------

          (a) Except for liability arising under Sections 5.1 and 13.2, in no event shall either Party be liable to the other Party for actual damages resulting from claims relating to this Contract which in the aggregate exceed * regardless of the form of action, provided that this limitation will not apply to claims for bodily injury or damage to real property for which a Party is legally liable.

          (b) With respect to QI's obligations to indemnify, defend and hold ST harmless under Section 13.2, in no event shall QI financial responsibility under
Section 13.2 in the aggregate exceed * ("QI's Indemnification Cap").

          (c) In no event shall either Party be liable to the other Party for incidental damages, lost profits, lost savings, or any other consequential damage, regardless of whether the claim is for breach of contract, warranty, tort (including negligence), failure of a remedy to accomplish its purpose or otherwise, even if such Party has been advised of the possibility of such damages. Except as stated in Section 13, neither Party shall be liable for any damages claimed by the other Party based on any third party claim.

SECTION 17: FORCE MAJEURE
-------------------------

Neither Party to this Contract will be liable to the other for any failure or delay in performance under this Contract due to circumstances beyond its reasonable control including, without limitation, Acts of God, accident, labor disruption, and official, governmental and judicial action not the fault of the Party failing or delaying in performance.

SECTION 18: MISCELLANEOUS
-------------------------

     18.1  Notices.  Notices by either Party to the other shall be given by
           -------
registered or certified mail, return receipt requested, or by telegram, with proof of delivery, all charges prepaid. All statements, and notices hereunder shall be given at the respective addresses of QI and ST as set forth on the first page of this Contract unless written notice of a change of address




[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

is given and for ST at: STMicroelectronics at Technoparc du pays de Gex 165 Rue Edouard Branly - B.P. 1 12 01637 ST GENIS POUILLY CEDEX (France). Attention:
General Counsel. Notices shall be deemed effective the date the notice is given, except that notices of change of address shall be effective when received.

     18.2  Public Announcements.  No press release or public notice relating to
           --------------------
this Contract may be made by either Party without receiving the other Party's prior written consent except where same may be required by law or administrative rule. If requested by one Party, the other Party shall promptly supply the other Party with copies of all public statements and of all publicity and promotional material relating to this Contract and the sale and promotion of Products.

     18.3  Relationship between Parties.  The relationship between ST and QI is
           ----------------------------
that of independent contractors, and not partners, joint ventures or agents. Neither Party has any authority to bind the other Party in any manner. Neither Party will be liable for any debts or liabilities of the other Party, and, except as otherwise provided in this Contract, each Party will be responsible for its own expenses incurred in performing its obligations under this Contract.

     18.4  Entire Understanding.  This Contract, together with the Exhibits and
           --------------------
Schedules to this Contract, state the entire understanding between the Parties with respect to the subject matter hereof and supersede all earlier and contemporaneous oral and written communications and agreements with respect to the same subject matter. Neither this Contract, nor any other Exhibit or Schedule to this Contract, may be amended or modified except in a written document signed by both Parties.

     18.5  Additional Documents.  Each of the Parties hereto shall take or cause
           --------------------
to be taken all action, or do or cause to be done all things, or execute and deliver any and all documents, instruments and writing necessary, convenient, proper or advisable to consummate, make effective, and carry out the terms and provisions of this Contract.

     18.6  Parties in Interest.  This Contract will bind, benefit, and be
           -------------------
enforceable by QI and ST, and their respective successors and, to the extent permitted hereby, assigns. Without the prior written consent of a Party, the other Party may not assign or subcontract any of its rights or obligations under this Contract to any Person. Nothing herein expressed or implied is intended or shall be construed to confer upon or to give to any Person, other than the Parties hereto, their respective successors and permitted assigns, any rights or remedies under or by reason of this Contract. Notwithstanding, the foregoing, either Party may assign this Contract, without the consent of the other Party, to an entity that acquires all or substantially all of the business or assets of such Party to which this Contract pertains, whether by merger, reorganization, acquisition, sale or otherwise. Any attempted assignment in violation of this
Section 18.6 shall be void.

     18.7  No Waivers.  No failure to exercise, delay in exercising, or single
           ----------
or partial exercise of any right, power or remedy by either Party, and no course of dealing between the Parties, will constitute a waiver of, or will preclude any other or further exercise of, the same or any other right, power or remedy.

     18.8  Severability.  If any provision of this Contract is construed to be
           ------------
invalid, illegal or is unenforceable, then the remaining provisions will not be affected thereby and will be enforceable without regard thereto.

     18.9  Counterparts.  This Contract may be executed in any number of
           ------------
counterparts, each of which when so executed and delivered will be an original hereof, and it will not be necessary in making proof of this Contract, and will not affect its interpretation.

     18.10 Section Headings.  Section and subsection headings are for
           ----------------
convenience of reference only, do not constitute part of this Contract, and will not affect its interpretation

WITNESS THE DUE EXECUTION AND DELIVERY HEREOF AS OF THE DATE FIRST STATED ABOVE.

QUADRANT INTERNATIONAL, INC.              MICROELECTRONICS, SA

By  /s/ Francis E. Wilde                  By:  /s/  Philippe Lambinet
    --------------------                      -----------------------
                                          Philippe Lambinet
                                          Group Vice-President
                                          Digital Video Division General Manager